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                                                                    EXHIBIT 99.1

                                ABLE ENERGY, INC.
                                  PRESS RELEASE



NASDAQ COMMON STOCK SYMBOL:       ABLE
BOSTON STOCK EXCHANGE SYMBOL:     AEI
FOR IMMEDIATE RELEASE


          ABLE ENERGY ENTERS INTO JOINT VENTURE TO PRODUCE, DISTRIBUTE
                            AND SELL BIODIESEL FUEL


ROCKAWAY, NEW JERSEY (August 14, 2006) - Able Energy (the "Company") announced today that it has executed a Joint Venture Agreement with BioEnergy of America, Inc. ("BEA"), a privately held Delaware corporation, for the purpose of producing and distributing Biodiesel at plants (the "Plants") to be constructed at truck stop plazas, home heating depots and terminals used to house petroleum products for distribution or resale. This joint venture will operate through USA Biodiesel LLC ("USA"), a New Jersey limited liability company in which the Company and BEA will each have a 50% membership interest.

Able Energy will construct and own the Plants, using BEA's designs and related technologies at facilities operated and/or owned by the Company or its affiliates. It is expected that, when fully operational, each Plant will produce approximately 15 million gallons of Biodiesel fuel per year.

Able's Chairman and CEO, Gregory D. Frost stated, "We are extremely excited to have this opportunity to join forces with a leading innovator in this burgeoning industry. We are committed to being a high volume, cost effective producer of biodiesel for the trucking and home heating oil industry." Frost continued, "This new agreement will permit Able to expand its operations and make an immediate impact in this emerging market. We are committed to becoming a dominant player in the manufacture and distribution of this important alternative energy product."

BioEnergy of America's Chairman and President, Tom Davanzo stated, "We are pleased to have secured Able energy's endorsement of our innovative technology to produce and market biodiesel fuel. We believe this partnership will change how the industry looks to provide alternative fuels. The joint venture has ambitious expansion plans and as we execute on those expansion plans, we believe we can contribute significantly to alleviate our growing national energy crises."

Able is a holding company for five operating subsidiaries, which are engaged in the retail distribution of, and the provision of services relating to, home heating oil, diesel fuel, and kerosene. In addition, Able provides complete HVAC installation and repair.

Able's common stock is traded on the NASDAQ Capital Market under the symbol "ABLE" and on the Boston Stock Exchange under the symbol "AEI".

This announcement includes forward-looking statements based on current expectations. Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a number of reasons, including without limitation, that the Company has no prior experience constructing any Plant or facility for the production of biodiesel fuel, the availability of sufficient capital resources to carryout the Company's anticipated level of development and construction of the Plants, competition, general market conditions, and other risks detailed in the Company's filings with the Securities and Exchange Commission. You can find the Company's filings with the Securities and Exchange Commission at www.ableenergy.com or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


For information contact
Christopher P. Westad, President
(973) 625-1012